Exhibit 99.1

Shareholder Update	December 2007
Dear Fellow Shareholders:
In an effort to provide insight and timely communications on our business activities, Lighting Science Group is committed to providing shareholders with this update. Today marks our first formal shareholder communication since the successful completion of our strategic transaction with LED Holdings on October 4, 2007. We are encouraged by our progress to date and excited to have this opportunity to address you.
To review, Lighting Science Group is a value added integrator offering total digital lighting solutions for highly customized projects as well as ready to use, plug and play applications, across the entire color spectrum. On a global basis, the current market for traditional lighting solutions is approximately $40 billion, and we expect it to grow significantly as emerging technologies like Solid State Lighting (SSL) are adopted for general lighting applications.
To address what we believe to be a tremendous opportunity, Lighting Science Group and LED Holdings chose to combine our respective strengths under a single, unified company. The result of this effort is the new Lighting Science Group, a company that is positioned strategically to offer a complete range of solutions across three different dimensions: color spectrum, level of customization and flexibility (dynamic vs. static). Also resident within Lighting Science Group is the technical and executional expertise to operate successfully in the lucrative retrofit and customization areas of the lighting market.
Since October 5, the management team has worked diligently to integrate our operations and establish priorities. We have developed an organizational structure and disciplined pipeline management system, which is already helping us tremendously in terms of completing projects and quotes for opportunities on time, and picking the right opportunities to pursue. In addition, we have created a business development team to direct our efforts in two distinct markets, project assignments and ‘plug & play’ products.
Our integration efforts are not without challenges, namely resource allocation and securing a reliable supply chain. We have spent a considerable amount of time analyzing, instituting processes and developing protocol to ensure that our efforts are focused and that we are positioned to meet the demands of our worldwide client base. I am satisfied with our initial efforts on both fronts and expect incremental improvements as we continue to advance our efforts.
For the foreseeable future, we will focus on the following segments; architainment, retail display lighting, gaming, commercial/industrial and public infrastructure. Each of these segments provides us with a tremendous upside potential and can be addressed immediately by our current technologies and sales and marketing resources. Architainment is a great example of the strength of our position within a key target segment. Important and marquee projects within Architainment include Chanel’s Ginza Tokyo store, Saks Fifth Avenue’s Manhattan store, Macy’s San Francisco store, the Plaza

Shareholder Update	December 2007
Hotel in New York and the Times Square New Year’s Eve Ball. We boast similar successes and opportunities within each of our other key target segments.
Similar to other successful businesses, Lighting Science Group has successfully assembled a world-class leadership team comprised of individuals from companies such as Philips Lighting and Acuity Brands Lighting. Each of these highly capable individuals will be called upon to advance our efforts for many years to come. I am extremely excited to welcome these individuals and look forward to their contributions to the future success of Lighting Science Group.
In conclusion, I am pleased to report that since the completion of the transaction, Lighting Science Group has made steady progress and we are well on our way to executing our business plan. We believe we have a tremendous opportunity to become a significant player in the global lighting solutions market. We are also committed to consistent and transparent shareholder communications and look forward to future opportunities to speak with you. As part of these efforts, feel free to contact our investment relations representative Jeffrey Goldberger at KCSA Worldwide, jgoldberger@kcsa.com / 212.896.1249.
Best,
Govi Rao
Chairman & CEO
Lighting Science Group
Certain statements in this document constitute “forward-looking statements” relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.